Exhibit 99.1

Waitr Enters into Asset Purchase Agreement with Delivery Dudes

LAFAYETTE, LA, March 9, 2021 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand food ordering and delivery, today announced the Company has entered into a definitive agreement to acquire substantially all of the assets of Delivery Dudes, a Delray Beach, Florida based food delivery company. We expect this transaction to close prior to the end of next week, subject to satisfaction of closing conditions and deliverables.

“Delivery Dudes affords us the opportunity to further expand our footprint in the Florida delivery marketplace,” said Carl Grimstad, CEO and Chairman of the Board of Waitr. “The Dudes have created a strong brand presence in South Florida and we are excited to have them join our team. Their well-trained and friendly staff, combined with reliable drivers, deliver fresh food from top local restaurants - a perfect fit for Waitr.”

“We’ve been working hard for the last decade and are excited to join Waitr, a company that shares our entrepreneurial spirit and believes in us,” said Jayson Koss, CEO of Delivery Dudes. “With Waitr’s resources, we look forward to growing the South Florida market and working to help Waitr expand their market presence. We believe 2021 will be an exciting year.”

The purchase price for the acquisition is approximately $23 million in stock and cash.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr and its sister brand, Bite Squad, connect local restaurants and grocery stores to hungry diners in underserved U.S. markets. We provide a convenient way to discover, order and receive great food from local restaurants, grocery stores and national chains. As of December 31, 2020, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 700 cities.

About Delivery Dudes LLC

Founded in 2009 and based in Delray Beach, Florida, Delivery Dudes is a leader in premium food delivery in the South Florida market. In 2020, Andreessen Horowitz issued his top 100 private company marketplace apps ranking Delivery Dudes #46. As of Dec 30, 2020, Delivery Dudes operated in small and medium sized markets in the United States in over 50 cities, mainly in South Florida, with the goal of making life better one delivery at a time.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contacts:

Investors

WaitrIR@icrinc.com